Securities and Exchange Commission
                   Washington, D.C. 20549


                          FORM S-8
                   Registration Statement
                            Under
                  The Securities Act of 1933


                  Internet Media Corporation
   (Exact name of Registrant as specified in its charter)

         NEVADA                               72-1346591
(State or other jurisdiction of       (IRS Employer
incorporation or organization)      Identification No.)

   8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
          (Address of principal executive offices,
                     including zip code)


                 INVESTOR RELATIONS AGREEMENT
                   (Full title of the plan)


                       David M. Loflin
                          President
                  Internet Media Corporation
                    8748 Quarters Lake Road
                 Baton Rouge, Louisiana 70809
           (Name and address of agent for service)

                          Copy to:

                    Eric Newlan, Esquire
                       NEWLAN & NEWLAN
                   819 Office Park Circle
                  Lewisville, Texas 75057
                       (972) 353-3880


               CALCULATION OF REGISTRATION FEE


                          Proposed
                          Maximum     Proposed   Amount
Title of                  Offering    Maximum    Of
securities   Amount       Price       Aggregate  Regi-
to be        to be        Per         Offering   stration
registered   Registered   Share(1)    Price(1)   Fee
----------   ----------   --------    ---------  ---------

Common
 Stock,
 $.0001
 par
 value       250,000      $4.50(1)    $1,125,000  $387.93
             Shares
-----------------
(1) The maximum offering price was calculated pursuant to Rule 457(c).



PROSPECTUS

                 Internet Media Corporation

               250,000 Shares of Common Stock
                ($.0001 par value per share)

    Issued Pursuant to an Investor Relations Agreement

This Prospectus is part of a Registration Statement which registers 250,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Internet Media Corporation, a Nevada corporation (the "Company"), which have been issued, as described herein, to Interactive Business Channel, Irvine, California ("IBC"), consultants to the Company, pursuant to an Investor Relations Agreement under which the Company has issued a total of 500,000 shares of Common Stock to IBC, 250,000 of which are the subject hereof (such securities being referred to herein as the "IBC Securities"). IBC is a selling shareholder under this Prospectus and is referred to herein as the "Selling Shareholder". All of the IBC Securities were issued to the Selling Shareholder pursuant to a written compensation contract which provided for the issuance of the IBC Securities. The Company has been advised by the Selling Shareholder that it may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the IBC Securities under the terms of the aforementioned Investor Relations Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

The date of the Prospectus is June 15, 1999

                   AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed with the Commission can be inspected and copied at the Public Reference Section of the Commission at its principal offices located at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock trades in the over-the-counter market on the OTC Electronic Bulletin Board under the symbol "USRF".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 250,000 shares of the Company's Common Stock, issued to a consultant of the Company pursuant to a written Investor Relations Agreement. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the Company and the shares of Common Stock offered by the Prospectus. Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (at the above address) upon payment of the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge. Also, the Registration Statement, with exhibits, may be examined on and/or downloaded from the Internet at: http://www.sec.gov.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

  1. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

  2. The Company's Current Report on Form 8-K, date of event: 1-29-99, as amended;

  3. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

  4. The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1998;

  5. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1998; and

  6. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998.

All reports and documents filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document.
Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to: Corporate Secretary, Internet Media Corporation, 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809; telephone (225) 922-7744.

                         THE COMPANY

In July 1998, the Company changed its name to "Internet Media Corporation". The Company was incorporated on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company in the wireless cable and community (low power) television industries. Due to current market conditions in the wireless cable industry, the Company has abandoned its efforts to develop its wireless cable properties. In furtherance of its plan to focus on the exploitation of its US.RFTM Wireless Internet access products and expansion of its other Internet services, the Company has agreed to assign all of its community (low power) television properties to New Wave Media Corp., in exchange for 1,500,000 shares of such entity's common stock. The Company's Board of Directors has declared a dividend with respect to all 1,500,000 New Wave Media Corp. shares.

In September 1998, the Company, through a wholly-owned subsidiary, Santa Fe Wireless Internet, Inc., acquired the assets and going business of Desert Rain Internet Services
("DSRT"), a Santa Fe, New Mexico-based Internet Service
Provider (ISP), for $25,000 in cash, and, in June 1999, the Company acquired a second Santa Fe, New Mexico-based ISP,
Santa Fe Trail Internet Plus, Inc., for 100,000 shares of
Company Common Stock. The Company currently has approximately 2,100 subscribers in the Santa Fe area. In the near future, the Company's Santa Fe operations will become an affiliate of CyberHighway, Inc. ("CyberHighway"), the Company's other ISP subsidiary. In January 1999, the
Company acquired all of the outstanding capital stock of CyberHighway, a Boise, Idaho-based ISP with approximately
27,000 subscribers, in exchange for 2,000,000 shares of Company Common Stock.

The Company currently is negotiating for the acquisition of other ISPs located around the United States. There is no assurance that any such additional acquisitions will be consummated.

                INVESTOR RELATIONS AGREEMENT
                AND ISSUANCE OF COMMON STOCK

General

On June 4, 1999, the Company entered into an Investor Relations Agreement with Interactive Business Channel (the Selling Shareholder). The Company has issued a total of 500,000 shares of Company Common Stock pursuant to such Investor Relations Agreement. This Prospectus relates only to 250,000 of the shares issued to IBC. Under the terms of the Investor Relations Agreement, the Selling Shareholder has agreed to provide consulting services with respect to financial public and investor relations and related activities. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Federal Income Tax Effects

Under the Investor Relations Agreement pursuant to which the IBC Securities were issued, the IBC Securities were valued at $4.00 per share, or $2,000,000 in the aggregate. The issuance of the IBC Securities will result in the recognition of taxable income to the Selling Shareholder. Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholder.

Restrictions Under Securities Laws

The sale of any shares of Common Stock issued under the Investor Relations Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.

                SALES BY SELLING SHAREHOLDER

The following table sets forth the name of the Selling
Shareholder, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Shareholder following completion of such offering (based on 11,505,120 shares of Common Stock of the Company outstanding as of the date of this Prospectus).

                                  Shares    Percentage
              Number              To be     To be
Name of       of        Shares    Owned     Owned
Selling       Shares    To be     After     After
Shareholder   Owned     Offered   Offering  Offering
-----------   ------    -------   --------  ----------

Interactive
 Business
 Channel      500,000   250,000   250,000     2.17%

                 DESCRIPTION OF SECURITIES

Common Stock

Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Securities Transfer Corporation, 16910 Dallas
Parkway, Suite 100, Dallas, Texas 75248.

                       INDEMNIFICATION

The Company currently is seeking officer and director liability insurance, though none has been obtained as of the date of this Prospectus.

Article X of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X of the Company's Articles of Incorporation is that Company directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                       LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Newlan & Newlan, Attorneys at Law, Lewisville, Texas. The partners in the law firm of Newlan & Newlan owned, in the aggregate, as of the date of this Prospectus, a total of 279,500 shares of Company Common Stock.

                          EXPERTS

The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Weaver and Tidwell, L.L.P., Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

















                        PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) and (g) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

  (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

  (b) The Company's Current Report on Form 8-K, date of event: 1-29-99, as amended;

  (c) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

  (d) The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1998;

  (e) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1998;

  (f) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998; and

  (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Inasmuch as the consultant who received shares of Common Stock of the Company is knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company in the absence of sale pursuant to an effective Registration Statement.

Item 8.  Exhibits.

Exhibit      Description
-------      -----------
5.1          Opinion of Newlan & Newlan, Attorneys at Law,
             re: Legality
10.1         Investor Relations Agreement, dated as of June
             4, 1999, between Registrant and Interactive
             Business Channel
23.1         Consent of Weaver and Tidwell, L.L.P.,
             Certified Public Accountants
23.2         Consent of Newlan & Newlan, Attorneys at Law

Item 9.  Undertakings.

(1)  The undersigned Registrant hereby undertakes:

  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates shown below.

INTERNET MEDIA CORPORATION


By: /s/ David M. Loflin
       David M. Loflin
       President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures                Title             Date


/s/ David M. Loflin       President         June 15, 1999
David M. Loflin           (Principal
                          Executive
                          Officer and
                          Principal
                          Accounting
                          Officer) and
                          Director

/s/ Waddell D. Loflin     Vice President,   June 15, 1999
Waddell D. Loflin         Secretary and
                          Director

/s/ Julius W. Basham, II  Chief Operating   June 15, 1999
Julius W. Basham, II      Officer and
                          Director

/s/ Richard N. Gill       Director          June 15, 1999
Richard N. Gill


/s/ Ross S. Bravata       Director          June 15, 1999
Ross S. Bravata


/s/ Michael Cohn          Director          June 15, 1999
Michael Cohn







                    INDEX TO EXHIBITS

                INTERNET MEDIA CORPORATION

Exhibit No.        Description
-----------        -----------
   5.1             Opinion of Newlan & Newlan, Attorneys at
                   Law, re: Legality

  10.1             Investor Relations Agreement, dated as of
                   June 4, 1999, between Registrant and
                   Interactive Business Channel

  23.1             Consent of Weaver and Tidwell, L.L.P.,
                   Certified Public Accountants

  23.2             Consent of Newlan & Newlan, Attorneys at
                   Law







                    Exhibit 5.1







June 15, 1999

Internet Media Corporation
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re:  Registration Statement on Form S-8 of Internet Media
     Corporation Common Stock Issued Pursuant to an Investor
     Relations Agreement with Interactive Business Channel

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Internet Media Corporation, a Nevada corporation (the "Company"), of 250,000 shares of Company common stock, $.0001 par value per share (the "Common Stock"), issued to Interactive Business Channel, pursuant to an Investor Relations Agreement (the "Agreement") approved by resolution of the Company's Board of Directors on June 4, 1999.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostatic or other copies of the Agreement, the Company's Articles of Incorporation, Bylaws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified copies of all copies submitted to us as conformed, photostatic or other copies. In passing upon certain corporate records and the documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and express no opinion thereon.

Based upon and in reliance upon the foregoing, it is our opinion that the Common Stock issued pursuant to the Agreement is validly issued, fully paid and non-assessable.
We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,


/s/

NEWLAN & NEWLAN







                   Exhibit 10.1








             IBC INVESTOR RELATIONS AGREEMENT

This Agreement is made effective as of June 4, 1999, by and between Internet Media Corporation ("Client"), and
Interactive Business Channel ("IBC").

Now, Therefore in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, IBC and Client agree as follows:

                    Engagement of IBC

Client hereby retains IBC for a period of five years to assist in enhancing Client's Online Investor Relations strategy.

Ibchannel.com provides Internet investors with a "one stop destination" to an array of free investment services. These services include stock research, IPO data, quotes, market data, no-load funds, online IPO's, investor relations, and financing.

Interactive Business Channel has substantial strategic alliances with financial content providers and media partners including quote.com, zacks.com, ipo.com, quote.com, VTAR, and newsletters.com.

IBC's email newsletter "stock line" has developed a significant database of investors by providing free weekly updates on internet stock recommendations, market outlook, economic developments, and other financial information from its staff of contributing editors.

I.  Media Exposure

  The Client will receive at no additional charge the benefits of IBC's advertising expenditures which average approximately $100,000 monthly with high profile web sites such as MotleyFool.Com, Bloomberg.Com, Yahoo.Com, etc.

II.  Interactive Business Channel Online Investor Relations
Campaign

  1. Featured Public Company Web Site. IBC will develop, host, and maintain Clients IBC Feature Public Company Web
Site at http://www.ibchannel.com which includes:

    A. Hyperlink to Company's web site, company stock quote, and chart.

    B. Company Summary, Press Releases, Financials, products, and contact information.

    C. Online Investor package request form, requests are automatically submitted to Client for fulfillment.

    D.  IBC will distribute two Internet Investment
Opinion's on featuring Client.
    E. Client will be featured on IBC home page for a period of six weeks.

  2.  Featured Public Company Marketing

    A. Client will be featured in the IBC "Stock Line" email Newsletter. Subscription information is located at:
http://www.ibchannel.com/stockline.shtml

    B. Client will be introduced to various investment communities via an electronic media advertising promotion in accordance with several high profile financial organizations.

    C. IBC will assist Client in writing, editing, and distributing press releases.

    D. IBC will coordinate two Internet/traditional conference calls utilizing Vcall.com for Client.

  3.  Featured Public Company Administration

    A.  IBC will update web site as needed.

    B.  IBC will forward email Leads to Client.

    C.  IBC will develop and maintain lead database.

  4.  Traditional Investor Relations Administration

    A. Toll Free Customer Assistance - A toll free number will be provided on all media for investors and brokers to speak directly with an IBC representative.

    B.  IBC will notify its network of Stockbrokers, Money
Managers, Analysts, and Financial professionals of Clients listing with IBC through various methods including phone calls, faxes, and direct mail.

III.  Compensation

IBC shall receive, upon execution of this Agreement, the following:

500,000 shares of Client Common Stock, which shares shall be valued at a price of $4.00 per share, or $2,000,000, in the aggregate. Client shall cause 250,000 of such shares to be registered pursuant to a Registration Statement on Form S-8 to be filed by Client as soon as is practicable following the mutual execution of this Agreement. The remaining 250,000 shares of Client Common Stock to be issued to IBC shall have no right of registration.

IBC represents and warrants to Client that the shares of Client being acquired pursuant to the Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act of 1933, as amended, or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

IBC represents and warrants that it has investigated Client, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, Client with respect thereto. IBC acknowledges that it is aware that, historically, Client has been substantially illiquid and is dependent upon its securing additional capital with which to achieve the implementation of its full plan of business.

IBC acknowledges that the share certificate or certificates of Client issued to it pursuant to this Agreement will bear a legend restricting future transfer in the following , or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY
SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."

IV.  Term of Agreement, Extensions and Renewals

This Consulting Agreement and IBC's obligation to continue providing consulting services, as described herein, shall remain in full force and effect for a period of five years at which time the performance will be reviewed and determined whether any extension shall be granted to this Agreement.

V.  Termination of Agreement by Client

Despite anything to the contrary contained in this Agreement hereunder, Client may terminate this Agreement and IBC's consulting arrangement if any of the following events occur:

  1.  Breach of IBC's Duties

    Client can terminate this Agreement if in the judgment of a third party, disinterested and duly elected Mediator, IBC's actions or conduct would make it unreasonable to require Client to retain IBC. Said Mediator shall have been elected by mutual agreement of both Client and IBC. Such acts include, but are not limited to, dishonesty, illegal activities, activities harmful to the reputation of Client and/or activities which create civil or criminal liability for the Client.

  2.  Non-Disclosure of Confidential Information

    In consideration for Client entering into this Agreement, IBC agrees that the following items used in the Client's business are secret, confidential, unique and valuable, were developed by Client at great cost and over a long period of time and disclosure of any of the items to anyone other than IBC's officers, agents, or authorized employees will cause Client irreparable injury.

    A. Non public financial information, accounting information, plans of operation, possible mergers or acquisitions prior to the public announcement;

    B. Customer lists, call lists, and other confidential customer data;

    C. Memoranda, notes, records concerning the technical process conducted by Client;

    D. Sketches, plans, drawings, and other confidential research and development data.

    Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of IBC's services and, upon the written request of Client, any original documentation provided by Client will be returned to it. IBC, including each of its affiliates, will not directly or indirectly buy or sell the securities of Client at any time when it or they are privy to material non-public information.

    IBC agrees that it will not disseminate any printed matter relating to Client, including, without limitation, press releases, without prior written approval of Client's legal counsel.

VI.  Due Diligence

Client shall supply and deliver to IBC all information relating to its business, as may be reasonably requested by IBC, to enable IBC to make such investigation of Client and its business prospects. Client shall also make available to IBC names, address, and telephone numbers, as IBC may need to verify or substantiate any such information provided.

VII.  Best Efforts Basis

IBC agrees that it will, at all times, faithfully and to the best of its experience, ability and talents, perform all the duties that may be required of and from IBC pursuant to the terms of this Agreement. IBC does not guarantee that its efforts will have any impact on Client's business or that any subsequent financial improvement will result from IBC's efforts.

VIII.  Client's Right to Approve IBC's Actions

Client expressly retains the right to approve, in its sole discretion, each and every transaction entered into by IBC that involves Client as a party. IBC and Client mutually agree that IBC is not authorized to enter into agreements on behalf of Client.

IX.  Costs and Expenses

Client shall be responsible for all out-of pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that IBC may incur in performing under this Agreement. However, Client shall not be responsible for the payment of any such expenses that Client shall not have approved in writing prior to such expenses having been incurred by IBC.

X.  Representations and Warranties of IBC

IBC hereby represents and warrants to Client that:

  1. Prior Experience. IBC has extensive experience in the areas of the services to be performed hereunder and has performed the services contemplated by this Agreement for others.

  2. Information. No representation or warranty contained herein, nor any statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by IBC, or in connection with the transaction contemplated hereby, contains any untrue statement of material fact.

XI.  IBC is Not an Agent or Employee

IBC's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall IBC be considered to act as the agent of Client or otherwise represent or bind Client. For purposes of this Agreement, IBC is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by IBC hereunder, shall be those of Client or such affiliates and IBC shall under no circumstances be liable for any expense incurred or loss suffered by a Client as a consequence of such action or decisions.

XII.  Miscellaneous

  1. Authority. The execution and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

  2. Amendment. This Agreement may be amended or modified at any time and in any manner but only by an instrument in writing executed by the parties hereto.

  3. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided bylaw. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

  4. Assignment. Neither party to this Agreement may assign any right or obligation created hereby, without the prior written consent of the other.

  5. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United
States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed:

In the case of Client to:      In the case of IBC to:

Internet Media Corporation     IBC
8748 Quarters Lake Road        19000 MacArthur Blvd., #880
Baton Rouge, LA 70809          Irvine, CA  92612
Attn: David M. Loflin          Attn:  Matthew Marcus

  6. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

  7. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

  8. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

  9. Controlling Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of California.

  10. Arbitration. In the event of a dispute between the parties arising out of this Agreement, both Consultant and Client agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.
  11. Time is of the Essence. Time is of the essence for each and every provision hereof.

  12. Counterparts. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart. Facsimile execution of counterparts shall be deemed to constitute an original execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written.

INTERACTIVE BUSINESS CHANNEL


By: /s/ Matthew Marcus
     Matthew  Marcus, President

INTERNET MEDIA CORPORATION


By: /s/ David M. Loflin
     David M. Loflin, President






                   Exhibit 23.1






            CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 9, 1999, relating to the consolidated financial statements of Internet Media Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996, and the period from inception (December 28, 1995) to December 31, 1998, included in the Annual Report on Form 10-KSB of Internet Media Corporation, filed with the Securities and Exchange Commission on April 19, 1999. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.


/s/

WEAVER AND TIDWELL, L.L.P.
Certified Public Accountants
Fort Worth, Texas
June 15, 1999





                     Exhibit 23.2





              Consent of Newlan & Newlan
  is included in the Opinion filed as Exhibit 5.1 hereto